UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  May 14, 2007


                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)



      Delaware                       1-8351                  31-0791746
      --------                       ------                  ----------
  (State or other            (Commission File Number)      (I.R.S. Employer
  jurisdiction of                                           Identification
   incorporation)                                               Number)



2600 Chemed Center, 255 East 5th Street, Cincinnati, OH          45202
-------------------------------------------------------          -----
(Address of principal executive offices)                       (Zip Code)


               Registrant's telephone number, including area code:
                                 (513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 230.425)

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 230.425)



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
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PURCHASE AGREEMENT

     On May 8, 2007 Chemed Corporation ("We") entered into a Purchase Agreement with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the "Initial Purchasers") for our issuance and sale of $180 million in aggregate principal amount of our 1.875% Senior Convertible Notes due 2014 (the "Notes"). On May 9, 2007, the Initial Purchasers exercised an over-allotment option to purchase an additional $20 million in aggregate principal amount of Notes. On May 14, 2007 a total of $200 million in aggregate principal amount of the Notes were sold to the Initial Purchasers at a price of $1,000 per Note, less an initial purchaser discount of $27.50 per Note. The Notes are to be resold by the Initial Purchasers pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act").

     The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, we have agreed to indemnify the Initial Purchasers against certain liabilities.
     This description of the Purchase Agreement is qualified by reference to its filing as Exhibit 1.1, and incorporated herein by reference.




CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

     On May 8, 2007 we entered into convertible note hedge transactions and warrant transactions with JPMorgan Chase, National Association and Citibank, N.A. (the "Counterparties"). These transactions included purchased call options and sale of warrants. Our net cost for these transactions was approximately $27.3 million.

     The purchased call options cover approximately 2,477,000 shares of our Capital Stock, par value $1 per share, which under most circumstances represents the maximum number of shares of Capital Stock that underlie the Notes. Concurrently with entering into the purchased call options, we entered into warrant transactions with each of the Counterparties. Pursuant to the warrant transactions, we sold to the Counterparties warrants to purchase in the aggregate approximately 2,477,000 shares of Capital Stock. In most cases, the warrants may not be exercised prior to the maturity of the Notes.

     The purchased call options and sold warrants are separate contracts with the Counterparties, are not part of the terms of the Notes and do not affect the rights of holders under the Notes. A holder of the Notes will not have any rights with respect to the purchased call options or the sold warrants. The purchased call options are expected to reduce the potential dilution upon conversion of the Notes if the market value per share of the Capital Stock at the time of exercise is greater than approximately $80.73, which corresponds to the initial conversion price of the Notes. The sold warrants have an exercise price of $105.44 and are expected to result in some dilution should the price of our Capital Stock exceed this exercise price.

     This description of the convertible note hedge transaction documents and warrant transaction documents are qualified by reference to the documents filed as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated herein by reference.



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

INDENTURE

     We issued the $200 million of Notes pursuant to an Indenture dated May 14, 2007 by and among us, as issuer, the subsidiary guarantors named therein, and LaSalle National Bank National Association, as trustee (the "Indenture"). We received approximately $194 million in net proceeds from the sale of the Notes after paying initial purchaser discounts, legal and other expenses.

     We will pay interest on the Notes on May 15 and November 15 of each year, beginning on November 15, 2007. The Notes will mature on May 15, 2014. The Notes are guaranteed on an unsecured senior basis by each of our subsidiaries that is a borrower or a guarantor under any senior credit facility, as defined in the Indenture.

     The Notes are convertible, under certain circumstances, into Capital Stock at a conversion rate of 12.3874 shares per $1,000 principal amount of Notes. This conversion rate is equivalent to an initial conversion price of approximately $80.73 per share. Prior to March 1, 2014, holders may convert their Notes under certain circumstances. On and after March 1, 2014, the Notes will be convertible at any time prior to the close of business on the business day before the stated maturity date of the Notes. Upon conversion of a Note, if the conversion value is $1,000 or less, holders will receive cash equal to the lesser of $1,000 or the conversion value of the number of shares of Capital Stock. If the conversion value exceeds $1,000, in addition to this, holders will receive Capital Stock for the excess amount.

     The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal amount or a fundamental change or certain cross defaults in other agreements or instruments, occurring and continuing, either the trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to any significant subsidiary, or us the principal amount of the Notes and accrued interest automatically becomes due and payable.

         This description of the Indenture is qualified in its entirety by reference to Exhibit 4.1, incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

         We, our subsidiary guarantors and the Initial Purchasers entered into a Registration Rights Agreement (the "RRA") dated May 14, 2007. Pursuant to the RRA, we and our subsidiary guarantors agreed for the benefit of the holders of the Notes and the Capital Stock issuable upon conversion of the Notes that we will, no later than the 120th day after May 14, 2007, file a shelf registration statement covering resales of the Notes and the Capital Stock issuable upon conversion pursuant to Rule 415 under the Securities Act. We will also cause the shelf registration statement to be declared effective under the Securities Act no later than the 180th day after May 14, 2007.

         This description of the RRA is qualified by reference to the RRA filed as Exhibit 10.5, incorporated herein by reference.




ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The description of the Indenture in Item 1.01, above is incorporated herein by reference.




ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         On May 8, 2007 in connection with the warrant transactions described in
Item 1.01, above, we sold to the Counterparties warrants for approximately 2,477,000 shares of Capital Stock. We sold these warrants in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
         The description of the warrant transaction documents in Item 1.01 above is incorporated herein by reference.




ITEM 8.01 OTHER EVENTS.

         On May 14, 2007, we issued a press release, filed herewith as Exhibit
99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits

         (1.1) Purchase Agreement dated May 8, 2007, by and among Chemed Corporation, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

         (4.1) Convertible Senior Note Indenture dated May 14, 2007 for the 1.875% Convertible Senior Notes due 2014 by and among Chemed Corporation, the Subsidiary Guarantors and LaSalle Bank National Association, as Trustee.

         (10.1) Confirmation of Convertible Note Hedge, dated May 8, 2007, between Chemed Corporation and JPMorgan Chase Bank, National Association.

         (10.2) Confirmation of Convertible Note Hedge, dated May 8, 2007, between Chemed Corporation and Citibank, N.A.

         (10.3) Confirmation of Convertible Note Warrant Transaction, dated May 8, 2007, between Chemed Corporation and JPMorgan Chase Bank, National Association.

         (10.4) Confirmation of Convertible Note Warrant Transaction, dated May 8, 2007, between Chemed Corporation and Citibank, N.A.

         (10.5) Registration Rights Agreement, dated May 14, 2007, by and among Chemed Corporation, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

         (99.1) Registrant's press release dated May 14, 2007.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CHEMED CORPORATION

Dated:   MAY 17, 2007                By:   /S/ ARTHUR V. TUCKER, JR.
        --------------                    --------------------------
                                     Arthur V. Tucker, Jr.
                                     Vice President and Controller


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